EXHIBIT 11

                        METRO INFORMATION SERVICES, INC.
                       COMPUTATION OF NET INCOME PER SHARE

                                                            THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                               September 30,                       September 30,
                                                      ------------------------------        ------------------------------
                                                         1997               1998               1997               1998
                                                      -----------        -----------        -----------        -----------
SHARES

Average outstanding during the period and
         number of shares on which published
         basic net income per share is based           14,800,109         14,851,919         14,544,481         14,838,618

Add:  Incremental shares from assumed
         exercise of stock options                         71,156            179,618             30,982            174,312
                                                      -----------        -----------        -----------        -----------
Number of shares on which published
         diluted net income per share is based         14,871,265         15,031,537         14,575,463         15,012,930
                                                      -----------        -----------        -----------        -----------
                                                      -----------        -----------        -----------        -----------
EARNINGS

Net income applicable to common
         shareholders                                 $ 2,702,838        $ 4,050,792        $ 6,715,060        $10,508,202
                                                      -----------        -----------        -----------        -----------
                                                      -----------        -----------        -----------        -----------
Net income per share:
         Basic                                        $      0.18        $      0.27        $      0.46        $      0.71
                                                      -----------        -----------        -----------        -----------
                                                      -----------        -----------        -----------        -----------
         Diluted                                      $      0.18        $      0.27        $      0.46        $      0.70
                                                      -----------        -----------        -----------        -----------
                                                      -----------        -----------        -----------        -----------